UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 4, 2025 (September 3, 2025)

ONEMAIN FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	001-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2025, OneMain Finance Corporation (“OMFC,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with OneMain Holdings, Inc., the direct sole shareholder of OMFC (“OMH”), as guarantor, and Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by OMFC of $800.0 million aggregate principal amount of our 6.500% Senior Notes due 2033 (the “Notes”) in an underwritten public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The offering is expected to close on September 17, 2025, subject to satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by each of OMFC and OMH. It also provides for customary indemnification by each of OMFC, OMH and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

OMFC intends to use all of the net proceeds from this offering for general corporate purposes, which may include debt repurchases or repayments.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with OMH, its subsidiaries or affiliates, including OMFC. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements (including offerings of asset-backed notes) in which they act as initial purchaser or serve as lender to OMH, its subsidiaries or affiliates, including OMFC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
*1.1
Underwriting Agreement, dated as of September 3, 2025, among OneMain Finance Corporation, OneMain Holdings, Inc., and Mizuho Securities USA LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN FINANCE CORPORATION

By:	/s/ Matthew W. Vaughan
	Name:	Matthew W. Vaughan
	Title:	Vice President - Senior Managing Director and Chief Financial Officer

Date: September 4, 2025